Exhibit 99.1

STRATTEC SECURITY CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended effective December 31, 2013

STRATTEC SECURITY CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

TABLE OF CONTENTS

Page
ARTICLE 1

Establishment of Plan and Purpose

1.01	Establishment of Plan	1-1
1.02	Purpose of Plan	1-1

ARTICLE 2

Definitions and Construction

2.01	Definitions	2-1
2.02	Construction	2-2

ARTICLE 3

Eligibility

3.01	Eligibility and Participation	3-1
3.02	Commencement of Participation	3-1
3.03	Initial Election	3-1
3.04	Termination of Participation	3-1

ARTICLE 4

Amount of Benefit

4.01	Supplemental Retirement Benefit	4-1
4.02	Company Defined Contribution Account	4-1
4.03	Conversion Account	4-1
4.04	Credited Interest	4-2

i

ARTICLE 5

Vesting

ARTICLE 6

Distributions

6.01	Distributions	6-1
6.02	Payment of Distributions	6-1
6.03	Separation from Service	6-2

ARTICLE 7

Acceleration of Payments

7.01	Acceleration of Payments	7-1

ARTICLE 8

Administration of the Plan

8.01	Appointment of Separate Administrative Committee	8-1
8.02	Powers and Duties	8-1
8.03	Records and Notices	8-2
8.04	Compensation and Expenses	8-2
8.05	Limitation of Authority	8-2

ARTICLE 9

General Provisions

9.01	Assignment	9-1
9.02	Employment Not Guaranteed by Plan	9-1
9.03	Termination and Amendment	9-1
9.04	Contingency	9-1
9.05	Notice	9-1
9.06	Limitation on Liability	9-1
9.07	Indemnification	9-1
9.08	Headings	9-2
9.09	Severability	9-2
9.10	Upon a Change of Control	9-2

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ARTICLE 10

Claims Procedure

10.01	Application for Benefits	10-1
10.02	Claims Procedures	10-1
10.03	Deemed Exhaustion of Remedies	10-3
10.04	Authorized Representative of Claimant	10-3
10.05	Miscellaneous	10-3

Appendix A

Code Section 415 Limits		A-1
Limit on Benefits		A-1
Definition of Average Monthly Compensation		A-1
Credited Service		A-2
Participation in the STRATTEC SECURITY CORPORATION Retirement Plan		A-2

iii

STRATTEC SECURITY CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE 1

Establishment of Plan and Purpose

1.01
Establishment of Plan. STRATTEC SECURITY CORPORATION established the STRATTEC SECURITY CORPORATION Supplemental Executive Retirement Plan effective as of February 27, 1995 (the "Plan").  The Plan was amended and restated effective January 1, 2005 to comply with section 409A of the Internal Revenue Code (the "Code").  The Plan was amended effective January 1, 2009 to comply with the final regulations under Code section 409A and amended effective January 1, 2010 to modify the Plan's benefit formula.  The Plan is amended effective December 31, 2013 to change how the benefit amount will be determined and to modify distribution options.

1.02
Purpose of Plan.  The Plan was established to provide enhanced retirement benefits for a select group of management and highly compensated employees.  The Company expects the Plan to benefit it in attracting and retaining the most capable individuals to fill its executive positions.

The parties intend that this Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA").

1-1

ARTICLE 2

Definitions and Construction

As used in this Plan, the following words shall have the following meanings:

2.01	Definitions.

(a)	Administrator/Administrative Committee. The person or persons listed in Article 8 below to control and manage the operation and administration of the Plan.

(b)	Beneficiaries. The spouse or descendants of a Participant or any other person receiving benefits under this Plan in relation to a Participant.

(c)	Change of Control. Change of Control as defined in Article 7, section 7.01.

(d)	Board of Directors. The Board of Directors of the Company.

(e)	Code. The Internal Revenue Code of 1986, as amended from time to time, and as interpreted by applicable regulations and rulings.

(f)
Company.  STRATTEC SECURITY CORPORATION and any successor which adopts the Plan.  The Compensation Committee or other board members authorized by the Board of Directors from time to time, shall act on behalf of the Company for purposes of the Plan.

(g)	Compensation Committee. The Compensation Committee of the Board of Directors.

(h)
Disability or Disabled.  Disability shall mean that the Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment  that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period not less than three months under an accident and health plan covering employees of the Company.

(i)	Effective Date. The effective date of this Plan was February 27, 1995.

(j)	Employee. An employee of the Company or an affiliate of the Company.

(k)	Leave of Absence. The definition as provided in Article 6, section 6.03.

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(l)	Officer. An Employee who is a member of a select group of management and highly compensated employees and who is designated as an officer of the Company or an affiliate of the Company.

(m)	Participation Date. The first date that an Employee participates in the Plan, as defined in Article 3, section 3.02.

(n)	Participants. Officers who participate in the Plan.

(o)	Plan. The STRATTEC SECURITY CORPORATION Supplemental Executive Retirement Plan, as stated in this document, and as amended from time to time.

(p)	Plan Year. The initial Plan Year was the period beginning February 27, 1995 and ending December 31, 1995. Subsequent Plan Years are the 12-month periods ending each December 31.

(q)	Separation from Service. The date that determines when benefits may be paid under this Plan, as provided in Article 6, section 6.02.

2.02
Construction.  The Plan is subject to federal law, including the requirements of Code section 409A, the final regulations for Code section 409A and other guidance provided by the Internal Revenue Service.  For purposes of state law, the Plan shall be construed under the laws of the State of Wisconsin.  Words used in the singular shall include the plural, as appropriate.  All references to statutory sections shall include the section as amended from time to time or any other statute of similar meaning that applies to the Plan.  If any provision of the Code, ERISA or other statutes or regulations render any provision of this Plan unenforceable, the provision shall be of no force and effect only to the minimum extent required by the legal requirement.

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ARTICLE 3

Eligibility

3.01	Eligibility and Participation. An Employee who is hired as an Officer or is promoted to an Officer position is eligible to participate in this Plan.

3.02
Commencement of Participation.  An Officer becomes a Participant on the Employee's first day of employment as an Officer: For an Employee hired as an Officer, the first day of employment or, for a current Employee promoted to an Officer position, the first day of employment as an Officer (the "Participation Date").

3.03
Initial Election.  An Officer must complete a written election, selecting the time that Plan benefits will be paid, before the Officer's Participation Date.  The election options for a new Participant and election requirements for a new benefit are provided in Article 6, section 6.02.

3.04
Termination of Participation.  A Participant's right to participate in the Plan shall cease as of the earlier of the termination of the Participant's Employment or action by the Compensation Committee removing the individual as an Officer eligible to participate in the Plan.  A Participant must be vested, pursuant to Article 5 of the Plan, to receive Plan benefits.  A vested former Participant who has a Separation of Service before December 31, 2013 shall receive benefits under the terms of the Plan in effect when the Separation of Service occurred.

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ARTICLE 4

Amount of Benefit

4.01	Supplemental Retirement Benefit. The Plan will establish account(s) for each Participant and credit interest to the account balance:

(a)	For all Participants, effective January 1, 2014, the Company Defined Contribution Account as provided under section 4.02; and

(b)	For individuals participating in the Plan effective December 31, 2013, the Conversion Account, established as provided under section 4.03 and Appendix A; and

(c)	Interest credited to the Company Defined Contribution account and to the Conversion Account, as provided under section 4.04.

4.02
Company Defined Contribution Account.  Beginning December 31, 2014 and each following December 31 (each a "Contribution Date"), the Company will credit an amount to the Participant's Company Defined Contribution Account.  Unless otherwise specified by the Compensation Committee, the Company will credit 8% of a Participant's Base Salary and Cash Bonus for the Plan Year ending on the Contribution Date.

(a)
A Participant's Base Salary shall mean all wages paid in the Plan Year, excluding employment signing bonuses, reimbursement or other expense allowances, imputed income, value of fringe benefits (cash and non-cash), moving reimbursements, welfare benefits and special payments.

(b)	Cash Bonus shall mean the bonus paid as taxable income in the Plan Year under the Economic Value Added Bonus Plan for Executive Officers and Senior Managers.

When an Officer first participates after the beginning of the Plan Year, the amount the Company will credit for that Plan Year will be based on compensation paid for services performed after the Officer's Participation Date.

4.03         Conversion Account.

(a)
A Participant's Conversion Account shall be credited with a lump-sum amount.  The lump-sum amount shall be determined under the provisions of Appendix A which contains the Plan's benefit formula prior to December 31, 2013 (the "prior benefit formula").

(b)
Using the Prior Benefit Formula, the lump sum amount credited to a Participant's Conversion Account shall be the Actuarial Equivalent of the Participant's Accrued Benefit, determined as if the Participant had a Separation from Service on December 31, 2013.

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(c)
As provided under the Plan's prior benefit formula, a Participant's "Accrued Benefit" is determined as the amount payable to the Participant at age 65 as a Single Life Annuity, using the same factors and assumptions used for the STRATTEC SECURITY CORPORATION Retirement Plan (the "Pension Plan").  "Actuarial Equivalent" is also determined under the same factors and assumptions used to determine actuarially equivalent benefits under the Pension Plan.

(d)	The conversion shall not change the distribution form previously elected by a Participant or accelerate the payment of benefits under this Plan.

4.04         Credited Interest.

(a)
For the Company Defined Contribution Account, the Company will first credit interest as of January 1, 2016.  The interest amount shall be equal to the Participant's Company Defined Contribution Account balance as of December 31, 2014 multiplied by 120% of the long-term Applicable Federal Rate ("AFR") for January 2015.  The same method to credit interest shall be used for each subsequent December 31.

(b)
For the Conversion Account, the Company will first credit interest as of January 1, 2015.  The interest amount shall be equal to the Participant's Conversion Account balance as of December 31, 2013 multiplied by 120% of the long-term AFR for January 2014.  The same method to credit interest shall be used for each subsequent December 31.

(c)
If an Officer is vested and has a Separation from Service during the Plan Year, the Company will credit interest based on the Officer's Company Defined Contribution balance and, if applicable, the Officer's Conversion Account balance on the prior December 31.  The credited interest rate shall be 120% of the long-term AFR for January of the Plan Year prorated through the end of the month in which the Officer's Separation from Service occurs.

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ARTICLE 5

Vesting

All Participants in the Plan on December 31, 2013 shall be fully vested.  An Officer who becomes a Participant on or after January 1, 2014 is vested after earning five Years of Service as an Employee with the Company or Company affiliate.  An Officer's Years of Service include service earned before participating in this Plan.

An Employee shall receive a Year of Service for each calendar year in which the Employee has at least 1,000 hours of service.  An Employee shall be credited with 95 hours of service for each semi-monthly period for which the Employee is paid or entitled to payment for the performance of service for the Company or Company affiliate.

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ARTICLE 6

Distributions

6.01
Distributions.  A vested Participant will receive a lump-sum distribution after the Participant's Separation from Service, as described in section 6.02.  Each Participant in the Plan as of December 31, 2013 had previously elected a lump-sum distribution.

6.02        Payment of Distributions.

(a)
An Officer who first participates in the Plan on or after January 1, 2014 may choose to have the Company Defined Contribution Account paid:  (i) the first business day following the date that is six months after the date of the Participant's Separation of Service; or (ii) one-half of the Company Defined Contribution Account paid the first business day following the date that is six months after the date of the Participant's Separation of Service and the remaining one-half paid the first business day following the date that is 18 months after the date of the Participant's Separation of Service.  The Officer must make the election before the Officer's Participation Date.

An Officer who fails to make an election and has vested benefits will be paid six months after the date of the Officer's Separation of Service as provided in (a)(i) above.

(b)
An Officer who participated in the Plan on December 31, 2013 will be paid the Conversion Account on the first business day following the date that is six months after the date of the Officer's Separation from Service.  This is the date Plan distributions were required to be paid prior to the Plan's amendment on December 31, 2013.

(c)
An Officer who participated in the Plan on December 31, 2013 is first eligible for the Company's Defined Contribution Account on January 1, 2014.  The Officer may choose to have the Company Defined Contribution Account paid:  (i) the first business day following the date that is six months after the date of the Participant's Separation of Service; or (ii) one-half of the Company Defined Contribution Account paid the first business day following the date that is six months after the date of the Participant's Separation of Service and the remaining one-half paid first business day following the date that is 18 months after the date of the Participant's Separation of Service.  The Participant must make the election on or before December 31, 2013.

An Officer who fails to make an election will be paid six months after the date of the Officer's Separation of Service, as provided in (c)(i) above.

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6.03	Separation from Service. Separation of Service means the earliest of the following dates: The date that the Participant terminates employment with the Company, dies or is Disabled.

(a)
Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Company and Participant reasonably anticipated that no further services would be performed after a certain date or the level of bona fide services the Participant would perform after such date (whether as an employee or independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service to the Company if the Participant has been providing service for less than 36 months).

(b)	The Administrative Committee shall determine the date that a Participant is Disabled as provided in Article 8, section 8.02.

(c)
A Participant who is on a Leave of Absence does not have a Separation from Service.  A Leave of Absence means that the Participant is on a sick leave, military leave or other bona fide leave of absence if the period of the leave does not exceed six months  A leave constitutes a bona fide Leave of Absence only if there is a reasonable expectation that the Participant will return to service for the Company.  If the leave exceeds six months and the Participant does not retain the right to reemployment under an applicable statute or by contract, the Participant is deemed to terminate as of the first day following the six-month period.

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ARTICLE 7

Acceleration of Payments

7.01	Acceleration of Payments. Payments under the Plan may be accelerated as provided below:

(a)
Dissolution or Bankruptcy.  The Compensation Committee has the discretion to terminate and liquidate the Plan within 12 months of a corporate dissolution taxed under Code section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. section 503(b)(1)(A), provided that amounts payable under this Plan will be included in the Participants' gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received):  The calendar year in which the Plan termination and liquidation occurs, the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture or the first calendar year in which payment is administratively feasible.

(b)
Change in Control.  The Compensation Committee has the discretion to irrevocably terminate and liquidate the Plan within the 30 days preceding or the 12 months following a change in control event (as defined in regs. 1.409A-3(i)(5).  This provision only applies to payments under the Plan if:

(i)
All agreements, methods, programs and other arrangements sponsored by the Company immediately after the time of the change in control event with respect to which deferrals of compensation are treated as having been deferred under a single plan under Regs. section 1.409A-1(c)(2) are terminated and liquidated with respect to each Participant that experienced the change in control event;

(ii)
So that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under the terminated agreements, methods and programs and other arrangements within 12 months of the date the Company irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs and other arrangements.  Where the change in control events results from an asset purchase transaction, the applicable service recipient with the discretion to liquidate and terminate the agreements, methods, programs and other arrangements is the service recipient that is primarily liable immediately after the transaction for payment of the deferred compensation.

(c)	Plan Termination. The Compensation Committee may terminate the Plan provided that:

(i)	The termination and liquidation does not occur proximate to a downturn in the financial health of the Company;

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(ii)
The Company terminates and liquidates all agreements, methods, programs and other arrangements sponsored by the Company that would be aggregated with any terminated and liquidated agreements, methods, programs and other arrangements under section 1.409A-1(c) if the same Participant had deferrals of compensation under all of the agreements, methods, programs and other arrangements that are terminated and liquidated;

(iii)
No payments in liquidation of the Plan are made within 12 months of the date that the Company takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;

(iv)	All payments are made within 24 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan;

(v)
The Company does not adopt a new plan that would be aggregated with the terminated Plan if the same Participant participated in both plans within three years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(vi)	Such other events and conditions as the Commissioner of Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

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ARTICLE 8

Administration of the Plan

8.01
Appointment of Separate Administrative Committee.  The Chief Executive Officer and Chief Financial Officer shall serve as the Administrative Committee.  The Compensation Committee may name additional people to the Administrative Committee.  Any person, including, but not limited to, Employees, shall be eligible to serve on the Administrative Committee.  Persons serving on the Administrative Committee may resign by giving written notice to the Company and the Company may appoint or remove such persons.  An Administrative Committee consisting of more than one person shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting.  An Administrative Committee consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrative Committee, in which event the Administrative Committee shall notify the Company of the member or members so designated.  The Company shall accept and rely upon any document executed by such member or members as representing action by the Administrative Committee until the Administrative Committee shall file with the Company a written revocation of such designation.  No person serving as Administrative Committee shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.

8.02
Powers and Duties.  The Administrative Committee shall administer the Plan in accordance with its terms.  The Administrative Committee shall have full and complete authority and control with respect to Plan operations and administration unless the Administrative Committee allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below.  Any decisions of the Administrative Committee or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan.  The Administrative Committee shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

(a)
To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration.  The Company shall bear the costs of such services and other administrative expenses.

(b)	To designate in writing persons other than the Administrative Committee to perform any of its powers and duties.

(c)	To allocate in writing any of its powers and duties to those persons who have been designated to perform Plan fiduciary responsibilities.

(d)	The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

8-1

(e)
To resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

(f)	To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

(g)
To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrative Committee may reasonably deem necessary, desirable or convenient to support an application for such distribution.

(h)	To apply consistently and uniformly rules, regulations and determinations to all Participants and Beneficiaries in similar circumstances.

(i)
To determine whether a Participant has a Disability or is Disabled.  The Administrative Committee may determine that a Participant is deemed Disabled if the Participant is determined to be totally disabled by the Social Security Administration.  The Administrative Committee may also determine that the Participant is Disabled in accordance with a disability insurance program, provided that the definition of disability applied under that program complies with the definition of Disability provided under this Plan.

8.03
Records and Notices.  The Administrative Committee shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper Plan administration.  The Administrative Committee shall notify the Company of any action taken by the Administrative Committee which affects the obligations or rights of the Company or a Participant and, when required, shall notify any other interested parties.

8.04
Compensation and Expenses.  The expenses incurred by the Administrative Committee in the proper administration of the Plan shall be paid by the Company.  An Administrative Committee member who is an Employee shall not receive any additional fee or compensation for services rendered as a member of the Administrative Committee.

8.05
Limitation of Authority.  The Administrative Committee shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

8-2

ARTICLE 9

General Provisions

9.01
Assignment.  No Participant or Beneficiary may sell, assign, transfer, encumber or otherwise dispose of the right to receive payments under this Plan.  A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.

9.02
Employment Not Guaranteed by Plan.  The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment or limit the right of the Company to dismiss or impose penalties upon the Participant or modify the terms of employment of any Participant.

9.03
Termination and Amendment.  The Compensation Committee may at any time and from time to time terminate, suspend, alter or amend this Plan and no Participant or any other person shall have any right, title, interest or claim against the Company, its directors, officers or employees for any amounts.

9.04
Contingency.  The Company may apply for private rulings from the United States Department of Labor as to the exemption of the arrangement described herein from the reporting and disclosure requirements of ERISA and from the Internal Revenue Service as to the deductibility from taxable income of benefits paid or the exclusion of amounts deferred from the taxable income of Participant until paid.  If the Company applies for a private letter ruling from the Department of Labor or Internal Revenue Service and does not receive a satisfactory reply thereto, the Company may deem this Plan terminated, in which event, the parties shall treat all amounts deferred hereunder as immediately payable to the Participants and all parties' rights and obligations under this Plan  shall  cease.

9.05
Notice.  Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by registered or certified mail, return receipt requested, addressed, in the case of the Company, its Board of Directors or Administrative Committee, to the Company's principal business office and, in the case of a Participant or Beneficiary, to the home address as shown on the records of the Company.

9.06
Limitation on Liability.  In no event shall the Company, the Administrative Committee, the Compensation Committee or any Employee, officer or director of the Company incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan.

9.07
Indemnification.  The Company shall indemnify the Administrative Committee, the Compensation Committee and any Employee, officer or director of the Company against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person's own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan.  Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law.  Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section.  The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or Employee of the Administrative Committee or as an officer, director or Employee of the Company, and such person's rights shall inure to the benefit of his heirs and representatives.

9-1

9.08	Headings. All articles and section headings in this Plan are intended for convenient reference only and do not modify or supplement the actual terms and provisions stated in this Plan.

9.09
Severability.  The Plan is subject to Code section 409A, has been amended pursuant to regulations issued by the Internal Revenue Service and is intended to be in good faith compliance with the requirements under Code section 409A.  To the extent that the Compensation Committee determines that additional information or interpretation of the rules or other guidance provided by the Internal Revenue Service require amendments to the Plan to comply with Code section 409A, the Compensation Committee shall amend the Plan accordingly.  Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions of this Plan.  The illegal or invalid provisions shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in this Plan.

9.10
Upon a Change of Control.  Upon a change of control, as defined in section 7.01 of this Plan, the Company shall, as soon as possible, but in no event later than 60 days following the Change of Control, make an irrevocable contribution to a trust funding the Plan in an amount that is sufficient to pay each Participant or Beneficiary the benefits to which Participants or Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.  Such Trust assets shall be subject to the claims of the Company's creditors in the event of the Company's insolvency in order to prevent the Plan from being deemed "funded" for tax or ERISA purposes.

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ARTICLE 10

Claims Procedure

10.01
Application for Benefits.  Any person entitled to benefits must file a written claim with the Administrative Committee on forms provided by the Administrative Committee.  The application shall include all information and evidence the Administrative Committee deems necessary to properly evaluate the merit of and to make any necessary determinations on a claim for benefits.  The Administrative Committee's approval or denial of the claim will be processed in accordance with the Plan documents and these procedures.

10.02	Claims Procedures. The following claims procedures will apply to the review of a claim.

     (a)  Notification of Adverse Benefit Determination.  The Administrative Committee may make an adverse benefit determination of a claim for benefits.  The Administrative Committee will provide written or electronic notification to the claimant of the adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the Administrative Committee.  The notice of adverse benefit determination will:

(i)	State the specific reason or reasons for the adverse benefit determination;

(ii)	Refer to specific Plan provisions on which the adverse benefit determination is based;

(iii)	Describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary; and

(iv)
Describe the Plan's review procedures and the time limits applicable to such procedures.  The notice shall include a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

An adverse benefit determination includes any of the following:  a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant's or Beneficiary's eligibility to participate in the Plan.

(b)
Extension of Time for Processing a Claim.  If the Administrative Committee determines that an extension of time for processing the claim is required, the Administrative Committee will provide written notice of the extension to the claimant before the end of the initial 90-day period.  The notice must explain the special circumstances requiring a delay in the decision and set a date, no later than 180 days after the initial receipt of the claim, by which the claimant can expect to receive a decision.

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(c)
Appeal of Adverse Benefit Determinations.  A claimant who receives an adverse benefit determination will be entitled to a full and fair review of that determination.  Within 60 days following the receipt of an adverse benefit determination, a claimant must file a written appeal of the adverse benefit determination with the Administrative Committee.  The claimant may submit written comments, documents, records, and other information relating to the claim for benefits with the appeal.  The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

A document, record or other information shall be considered "relevant" to a claimant's claim if such document, record, or other information:

(i)	Was relied upon in making the adverse benefit determination;

(ii)
Was submitted, considered, or generated in the course of making the adverse benefit determination, without regard to whether such document, record, or other information was relied upon in making the adverse benefit determination; or

(iii)	Demonstrates compliance with the administrative processes and safeguards required in making the adverse benefit determination.

(d)
Review of Denied Claim.  The Administrative Committee's review of the claim shall take into consideration all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The Administrative Committee's determination on review is binding on all parties.

(e)
Notification of Benefit Determination on Review.  The Administrative Committee shall provide the claimant with written or electronic notification of a benefit determination on review.  The Administrative Committee shall provide the notice within a reasonable period of time, but not later than 60 days after receipt of the claimant's request for review by the Administrative Committee.  The Administrative Committee may determine that an extension of time for processing the claim is required.  If an extension is required, the Administrative Committee shall provide written notice of the extension to the claimant before the end of the initial 60-day period.  The notice must indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render the determination on review.  The extension of the determination on review shall not exceed a period of 60 days from the end of the initial period.

The notification of determination on review will:

(i)	State the specific reason or reasons for the adverse benefit determination;

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(ii)	Refer to the specific Plan provisions on which the adverse benefit determination is based;

(iii)
State that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and

(iv)	State the claimant's right to bring an action under section 502(a) of ERISA.

Legal action against the Plan may not be commenced more than 180 days after the Administrative Committee notifies the claimant of the determination on review.

(f)
Calculation of Time Periods.  The period of time for making a benefit determination begins when a claim is filed in accordance with the reasonable filing procedures of the Plan.  The period of time begins without regard to whether all of the information necessary to decide the claim accompanies the filing.  Days are measured in calendar days.  In the case of a benefit determination on review, if the 60-day period for review is extended due to the claimant's failure to submit information necessary to decide the claim, the total 120-day period for processing the claim is suspended from the date on which notice is sent to the claimant to the date on which a response from the claimant is received by the Administrative Committee.

10.03
Deemed Exhaustion of Remedies.  If the Administrative Committee fails to follow these procedures in accordance with applicable law, a claimant will be deemed to have exhausted the administrative remedies available under the Plan.  The claimant is entitled to pursue any available remedies under section 502(a) of ERISA on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of a claim.

10.04
Authorized Representative of Claimant.  The Plan's Claims Procedures do not preclude an authorized representative of a claimant from acting on behalf of such claimant in pursuing a benefit claim or appeal of an adverse benefit determination.  The Administrative Committee may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of the claimant.  In the absence of contrary direction from the claimant, the Administrative Committee shall direct all information and notifications to the representative authorized to act on the claimant's behalf.

10.05
Miscellaneous.  Electronic notification by the Administrative Committee must comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv).  Nothing in these Claims Procedures shall be construed to supersede any provision of state law that regulates insurance, except to the extent that such law prevents the application of a requirement of these Claims Procedures.

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Appendix A

Prior Benefit Formula

Prior to December 31, 2013, the Plan contained the following provisions to determine a Participant's Accrued Benefit.  A Participant's Accrued Benefit, determined immediately prior to December 31, 2013, shall equal the sum of (a) and (b) below:

(a)	0.5% of the Participant's Average Monthly Compensation multiplied by his years of Credited Service with the Company, and

(b)
1.6% of the portion of the Participant's Average Monthly Compensation in excess of the Participant's Average Monthly Compensation computed in accordance with the dollar compensation limit under Code section 401(a)(17) applicable to the STRATTEC SECURITY CORPORATION Retirement Plan, multiplied by his years of Credited Service.

Code Section 415 Limits.  The Participant may receive an additional amount under this Plan to the extent that the limits under Code section 415(b) restrict the benefits payable to a Participant under the STRATTEC SECURITY CORPORATION Retirement Plan.  The amount, if any, shall be calculated as of the date the Participant's Supplemental Retirement Pension is calculated in section 4.01 above.  The Participant shall receive an additional monthly benefit from this Plan of an amount equal to the amount the Participant would have received under the STRATTEC SECURITY CORPORATION Retirement Plan if not for the limits of Code section 415(b).

Limit on Benefits.  Notwithstanding the foregoing, no Participant's benefit under this Plan, when combined with his benefit under the STRATTEC SECURITY CORPORATION Retirement Plan, shall exceed 70% of the Participant's Average Monthly Compensation.

Definition of Average Monthly Compensation.  Average Monthly Compensation shall be defined as follows:

(a)
Compensation means Compensation as defined under the STRATTEC SECURITY CORPORATION Retirement Plan, but without regard to the dollar compensation limit under Code section 401(a)(17).  The Company amended the STRATTEC SECURITY CORPORATION Retirement Plan to limit Compensation to the amount earned as of December 31, 2009.  That STRATTEC SECURITY CORPORATION Retirement Plan amendment will not apply for purposes of determining Compensation under this Plan.

(b)
Average Monthly Compensation shall be the amount obtained by dividing the total Compensation of a Participant during the five highest completed Compensation years of Service with the Company or an affiliate of the Company by 60.  If a Participant has five years of vesting, but has not completed five calendar years of Service, the Participant's total Compensation will be divided by 48 for the four completed calendar years of Compensation.

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Credited Service.  Credited Service shall be determined under section 3.3 of the STRATTEC SECURITY CORPORATION Retirement Plan, with the following exceptions:

(a)
The Company amended the STRATTEC SECURITY CORPORATION Retirement Plan to provide that no additional Credited Service will apply after December 31, 2009.  That amendment does not apply for purposes of determining Credited Service under this Plan.

(b)	With respect to Harold M. Stratton II, years of Credited Service shall be calculated based on his employment by Briggs & Stratton Corporation and the Company.

(c)
All other Participants shall accrue years of Credited Service under this Plan based only on employment by the Company or an affiliate of the Company beginning on the date that the Participant commences participation in this Plan.

Participation in the STRATTEC SECURITY CORPORATION Retirement Plan  If a Participant is hired on or after January 1, 2010, benefits under this Article 4 will be determined as if the Participant had been eligible for and participated in the STRATTEC SECURITY CORPORATION Retirement Plan.

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